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                                                                    EXHIBIT 8(d)


                              THE BENCHMARK FUNDS

                 ADDENDUM NO.1 TO THE FOREIGN CUSTODY AGREEMENT
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     This Addendum No. 1, dated as of the 22nd day of January, 1997, is entered into between THE BENCHMARK FUNDS (the "Trust"), a Massachusetts business trust, and THE NORTHERN TRUST COMPANY, an Illinois state bank ("Northern").

     WHEREAS, the Trust and Northern have entered into a Foreign Custody Agreement dated March 1, 1994 (the "Foreign Custody Agreement"), pursuant to which the Trust has appointed Northern to act as custodian to the Trust for its International Growth Portfolio and International Bond Portfolio (collectively, the "Portfolios"); and

     WHEREAS, the Trust is establishing the International Equity Index Portfolio (the "New Portfolio"), and it desires to retain Northern to act as the custodian therefor under the Foreign Custody Agreement, and Northern is willing to so act; and

     WHEREAS, the Trust and Northern wish to amend the Foreign Custody Agreement to provide for its annual continuance for periods ending on April 30; and

     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Appointment.  The Trust hereby appoints Northern custodian to the
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          Trust for the New Portfolio for the period and on the terms set forth in the Foreign Custody Agreement. Northern hereby accepts such appointment and agrees to render the services set forth in the Foreign Custody Agreement for the compensation therein provided.

     2.   Annual Continuance.  The date "February 29, 1996" that appears in
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          Section 13 of the Foreign Custody Agreement is hereby changed to
          "April 30, 1998".

     3.   Capitalized Terms.  From and after the date hereof, the term
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          "Portfolios" as used in the Foreign Custody Agreement shall be deemed to include the International Growth Portfolio, International Bond Portfolio and International Equity Index Portfolio. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Foreign Custody Agreement.

     4.   Miscellaneous.  Except to the extent supplemented hereby, the Foreign
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          Custody Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.

     IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.

                                    THE BENCHMARK FUNDS

Attest:  /s/ Nancy James            By: /s/ Nancy L. Mucker
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                                    Name:     Nancy L. Mucker
                                    Title:    Vice President

                                    THE NORTHERN TRUST COMPANY

Attest:  /s/ James D. Grain         By: /s/ Thomas L. Mallman
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                                    Name:     Thomas L. Mallman
                                    Title:    Senior Vice President